Consulting Agreement
Vycor Medical Inc.and Dr. Konstatin Slavin

This Consulting Agreement is entered into as of September 1 26, 2008, between Dr. Konstantin Slavin ("the Consultant") and Vycor Medical Inc.("the Corporation.") In consideration of the mutual covenants set forth in this agreement, the parties agree as follow:

1. **Terms of Retention**

Upon the terms and conditions set forth in this agreement, the Corporation hereby agrees to retain the Consultant, and the Consultant agrees to act as a Consultant to the Corporation. During the term of this agreement, the Consultant agrees to perform the duties set forth in Schedule A to this agreement.

2. **Term of Consultancy Agreement**

The term of this agreement shall commence September 1, 2008 and shall continue for one (1) year until September 1, 2009, subject to the termination provisions provided herein.

3. **Relationship of Corporation and Consultant**

It is understood that the Corporation retains the Consultant only for the purposes and to the extent set forth in this agreement and his contractual relationship with the Corporation shall, during the term of the agreement, be that of a consultant The Consultant shall not be considered as having employee status by the Corporation for the purposes of entitlement to participate in any plans, arrangements, or distributions by the Corporation pertaining to any pensions, stocks, bonuses, profit sharing or other similar benefits for the Corporations' other employees. The Corporation shall not withhold any of the Consultant's compensation payments for income tax purposes and shall not have any obligations with regard to social security payments, insurance, workers' compensation coverage for the Consultant or any similar items.

4. ***Compensation***

For the Consultant's services to the Corporation as discussed in Clause 1 during the term of this agreement, the Consultant shall receive from the Corporation:

1. A one time retainer of $5000.00 payable by the Company in cash or in shares of the Corporation's *common stock* at the then value of such stock as determined by the Corporation (such payment type to be determined by the Corporation in its sole discretion).

2. Payment for additional projects or events which are pre-approved in writing by the Corporation at the rate of $3500 per day (or pro-rated hourly based on an 8 hour day for less than a day) payable by the Company in cash or in shares of the Corporation's common stock at the

then value of such stock as determined by the Corporation (such payment type to be determined by the Corporation in its sole discretion).

5. **Expenses**

The Corporation shall reimburse the Consultant for reasonable out-of-pocket expenses incurred by the Consultant in connection with the Corporation's business if these expenses were pre-approved, but only if the Consultant provides the Corporation with substantiating receipts or other documentation as the Corporation may reasonably require.

6. **Confidential Information**

a. As used in this agreement the term "Confidential Information" refers to trade secrets and any and all valuable information of a confidential, proprietary, competitively sensitive, or secret nature related to the business, intellectual property, or research of value to the Corporation or the Consultant or which, if disclosed, may be prejudicial to the Corporation or the Consultant, that is disclosed by one party to the other and expressly identified by the disclosing party as Confidential Information.

b. The Consultant and the Corporation each acknowledge that the Confidential Information is a valuable, unique asset of the respective parties. Each party agrees at all times during the term of this agreement and thereafter to keep in confidence and trust all Confidential Information and that both parties will not directly or indirectly use or exploit the Confidential Information other than in the course of this agreement, nor will either party directly or indirectly disclose any Confidential Information to any person or entity, except in the course of carrying out this agreement with the consent of the other party. Each party agrees to use its or his best efforts to ensure that the other party's Confidential Information and any record or documents containing such information, will not be left exposed to theft, embezzlement, unauthorized reproduction or unauthorized disclosure.

c. Each party will comply with all reasonable directions given by the other party with regard to safeguarding confidential, privileged or competitively sensitive information. The parties will take all reasonable steps to safeguard the Confidential Information of the other party. The Corporation and the Consultant agree to notify the other immediately upon discovery of any unauthorized use or disclosure of any of the Confidential Information and to cooperate with each other to help recover possession of the Confidential Information and/or to prevent its further unauthorized use or disclosure.

d. It is further agreed that the Corporation and the Consultant will immediately return any and all of the other party's Confidential Information in the other party's possession upon the termination of this

agreement for any reason whatsoever, or upon the request of either the Consultant or the Corporation.

7. **Return of Confidential Information**

Upon the termination of this agreement for any reason whatsoever, the Consultant and the Corporation agree to promptly and without request deliver to the other party all originals and copies of notebooks, documents, reports, files, samples, mailing lists, computer programs, and other records and data which are then in the other party's possession or under his or its control and which pertain to the work performed pursuant to this agreement or include Confidential Information or Developments and to return to the other party any other tangible personal property owned by the them, unless such return is waived in writing by the owning party.

Provided such retention is disclosed to the Corporation and subject to the Consultant's confidentiality obligations as set out in Paragraph 6, the Consultant may retain copies of any such records as required by the Consultant to satisfy tax reporting or other legal requirements.

The Consultant and the Corporation recognize that the unauthorized taking of any of the other party's trade secrets or other Confidential Information is a crime and could also result in civil liability.

8. **Ownership of Innovations or Developments**

As used in this agreement, "Developments" refers to any intellectual property or information of a confidential, proprietary, or secret nature or which the dissemination or use thereof (without a proper license arrangement with the Corporation may be prejudicial to the Corporation which is (a) developed during the term of this agreement, (b) directly related to the current or future products of the Corporation (or their improvements) and (c) results from the Consultant's participation in projects initiated by the Corporation during the term of this agreement.

a. This definition includes, but is not limited to, inventions, devices, discoveries, concepts, ideas, algorithms, formulae, specifications, proposals, models, designs, processes, protocols, techniques, systems and improvements, test results and reports, analysis, simulations results, tables of operating conditions, materials, components, industrial skills, operating and testing procedures, know-how and show-how, whether patentable or not; and software, documentation, data, designs, flow charts, trademarks, specifications and source code listings (including any enhancements, modifications or additions thereto), together with any related works, reports, products, scientific and technical information or material;

b. Any Developments which Consultant claims as his own must be disclosed in writing to the Corporation at the commencement of the term or if

developed during the term of this Agreement and be the subject of a specific non-disclosure agreement between the parties.

c. Subject to the provisions of subparagraph b, above, the Consultant agrees that any and all Developments will be exclusive property of the Corporation. The Consultant hereby assigns to the Corporation all right, title and interest that the Consultant may acquire in and to all Developments. The Consultant shall execute any assignments to the Corporation or other documents requested by the Corporation to evidence such an assignment of the Corporation's ownership of all such Developments.

9. Remedies

The Consultant and the Corporation each acknowledge that the terms of this Agreement are of a special, unique, unusual, extraordinary and/or intellectual character which give them particular value, such that a violation of those agreements will constitute a material breach of trust and confidence and maybe an invasion of privacy and that the breach by either party of those agreements could not reasonably or adequately be compensated in damages in an action of law and that the aggrieved party shall be entitled to injunctive relief or similar remedy to specifically enforce those provisions. Such relief may include, but shall not be limited to, an injunction restraining the violating party from engaging in any activity which breaches or would breach this agreement. However, no remedy conferred by any of the specific provisions of this agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy existing at law or in equity. The election of any one or more remedies by a party shall not constitute a waiver of its rights to pursue other available remedies.

10. Termination of Agreement

Either the Consultant or the Corporation may terminate this agreement after a minimum period of three months (ending November 30, 2008) at either party's discretion with or without cause, by providing thirty (30) days prior written notice of the termination to the other party. The termination of this agreement pursuant to this Clause shall not release either party from any accrued obligations to pay any sum to the other party (whether then or thereafter payable) or operate to discharge any liability incurred prior to the termination date. In addition, the obligations under the agreement shall survive the termination of the agreement.

11. Conflicting Agreements

The Consultant represents that his retention by the Corporation under this agreement and related actions have not breached and will not breach any covenant to keep in confidence proprietary or Confidential Information or any other agreement with any third party. The Consultant has not entered into, and agrees that he will not enter into any agreement, either written or oral, in conflict with this agreement, the Corporation and the products and their technology.

12. Amendment or Modification of Agreement

This agreement may be modified, altered, or amended only by a subsequent document in writing, signed by both the Consultant and the Corporation, or by the authorized representatives of each party.

13. Severability

If any provision of this agreement or its application to any person or circumstance is held invalid or unenforceable to any extent, the remainder of the agreement and its other applications shall not be affected and shall be enforceable to the fullest extent permitted by law.

14. Force Majeure

With the exception of payment obligations arising under this agreement, neither party shall be liable for failure to fulfill its obligations under this agreement due to causes beyond its reasonable control.

15. Successors and Assignments

This agreement shall inure to the benefit of and be binding upon the Corporation and the Consultant and their respective successors and assigns. The rights and obligations hereunder may not be assigned or transferred by either party without the prior written expressed consent of the other party, which such consent shall not be unreasonably withheld or delayed, and any such transfer in violation of this Clause shall be void.

16. Counterparts

This agreement may be executed in one or more counterparts each of which shall be a valid original agreement.

17. Further Action

Each party agrees to execute and deliver any further documents and to do any additional acts reasonably required to carry out the terms of this agreement.

18. Waivers

Any provisions of this agreement may be waived at any time by the party entitled to the benefit thereof by way of a written instrument executed by the party or by a duly authorized officer of that party. No waiver of any of the provisions of this agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

19. Notices

Any notice or other communication to a party provided for in this agreement shall be deemed to have been duly given if delivered personally in writing to the party or if delivered in writing by overnight courier, on the date of its delivery,

addressed to the party at such party's address determined in accordance with this paragraph.

The address of the **Consultant** shall be:
Dr. Konstantin Slavin
Dept. of Neurosurgery
University Of Ill at Chicago
Rm 451 N
912 S. Wood St. M/C 799
Chicago, Il 6012-0000

The address of the **Corporation** shall be:
Vycor Medical Inc.
80 Orville Dr, Ste. 100
Bohemia, NY 11716, USA

Attn: Kenneth T. Coviello

Either party may change its or his address for the purposes of this agreement by way of notice given to the other party in accordance with this paragraph. Any notice, or communication delivered in person or by overnight courier shall be deemed to have been received on the date of its delivery.

20. Arbitration

Each party agrees that where either party alleges a breach of this agreement or seeks clarification as to the rights, obligations, or terms of this agreement, the matter shall be put forward to an impartial, non-judicial, private arbitrator, to be agreed upon by the parties, for a hearing based on Terms of Reference as agreed on by the parties.

Further, the parties agree that there shall be no appeal from the decision of the arbitrator.

21. Legal Fees and Costs

In any legal proceedings to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable legal fees and costs and necessary disbursements, in addition to any other relief to which it or he may be entitled.

22. GovenApplicable Law; Jurisdiction

Each party to this agreement agrees that any action or proceeding in a court of law to determine or enforce any rights or obligations under this agreement must be brought in the courts in the State of New York, USA.

Each party consents to the jurisdiction of said court over the parties for the purposes of any such action or proceeding.

23. Governing Law

This agreement shall be construed and enforced in accordance with the laws enforced in the State of New York, without regard to its conflict of laws principles, and all questions with respect to the construction of the agreement, the rights and liabilities of the parties shall be governed by those laws.

Agreed this 18 day of August 2008:

Vycor Medical LLC
"the Corporation"

Kenneth T. Coviello
CEO

Dr. Konstantin Slavin

SCHEDULE A

DUTIES

Below is a list of consulting services that Vycor Medical and Slavin have identified. Both parties acknowledge this is a partial list of services and the specific consulting tasks and assignments may change as deemed necessary by Vycor Medical.

1. **Publications and Presentations**
   Dr. Slavin will participate in the analysis, preparation, submission, publication and presentation of scientific data relating to the companies research efforts.

2. **Sales and Marketing Support**

   Dr. Slavin will assist in the preparation of sales and marketing materials that contain clinical information for the products he has been involved in.

3. **Clinical Evaluations**
   Dr. Slavin agrees to evaluate new products in a clinical setting for Vycor Medical while allowing Vycor Medical employees to observe these clinical tests.

4. **Product Feedback/Colleague Opinion**
   Dr. Slavin agrees to review new product ideas that Vycor Medical presents. Slavin will provide an open and honest product feedback to Vycor Medical including but not limited to practical usage of the new product, its estimated annual need and/or consumption for the specific application, and its feasibility to the field of use. Dr. Slavin will also refer new products to his colleagues who are also specialists in certain fields for their respective opinions when possible.